UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07             Submission of Matters to a Vote of Security Holders.

On November 17, 2020, Adtalem Global Education Inc. (“Adtalem”) held its annual meeting of shareholders.  The following tables present the final results of voting on each of the matters submitted to a vote of security holders during Adtalem’s annual meeting of shareholders.

1.	Election of Directors: Our shareholders elected the following nine directors to serve until the 2021 Annual Meeting of Shareholders or until his or her successor has been duly elected and qualified.

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTE
William W. Burke	42,115,710	1,508,741	2,772,504
Donna J. Hrinak	42,411,186	1,213,265	2,772,504
Georgette Kiser	42,318,532	1,305,919	2,772,504
Lyle Logan	40,979,212	2,645,239	2,772,504
Michael W. Malafronte	41,853,533	1,770,918	2,772,504
Sharon L. O’Keefe	42,470,813	1,153,638	2,772,504
Kenneth J. Phelan	42,437,023	1,187,428	2,772,504
Lisa W. Wardell	40,624,267	3,000,184	2,772,504
James D. White	42,151,747	1,472,704	2,772,504

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Adtalem’s independent registered public accounting firm for 2021. Our shareholders approved this proposal.

FOR	AGAINST	ABSTAIN
44,281,901	2,100,384	14,670

3.	An advisory vote on the compensation of Adtalem’s named executive officers. Our shareholders approved this proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
39,849,719	3,028,550	746,182	2,772,504

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Chaka M. Patterson
Chaka M. Patterson
Senior Vice President and General Counsel

Date: November 19, 2020